UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 21, 2025, Shenandoah Telecommunications Company (“Shentel”), waived certain standstill provisions in the Investment Agreement, dated as of October 24, 2023 (the “Investment Agreement”), by and among Shentel, Shentel Broadband Holding, Inc., a direct, wholly owned subsidiary of Shentel, ECP Fiber Holdings, LP, (the “Investor”), and, solely for the purposes set forth therein, Hill City Holdings, LP, an affiliate of the Investor. Investor is the indirect wholly owned subsidiary of certain investment funds managed by Energy Capital Partners Management, LP (together with its affiliates, “ECP”).

The Investment Agreement’s standstill provision restricts ECP’s ability to, among other things, acquire any additional shares of Shentel’s common stock so long as ECP beneficially owns at least 7.5% of Shentel’s outstanding common stock. Pursuant to the limited waiver of the standstill (the “Waiver”), ECP may now acquire up to 2,250,000 additional shares of Shentel’s common stock, whether through open market purchases, privately negotiated transactions, or purchases pursuant to one or more written trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Waiver expires on May 21, 2026.

Other than the Waiver, there are no other changes to the Investment Agreement, which remains in full force and effect and was previously disclosed under Item 1.01 of Shentel’s Current Report on Form 8-K, filed October 26, 2023, and filed as Exhibit 2.2 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: May 22, 2025	/s/ James J. Volk
James J. Volk
Senior Vice President – Chief Financial Officer